Exhibit 99.(i)

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM	MORRISON & FOERSTER LLP NEW YORK, SAN FRANCISCO, LOS ANGELES, PALO ALTO, SACRAMENTO, SAN DIEGO, DENVER, NORTHERN VIRGINIA, WASHINGTON, D.C. TOKYO, LONDON, BRUSSELS, BEIJING, SHANGHAI, HONG KONG

February 22, 2012

The Victory Portfolios

3435 Stelzer Road

Columbus, Ohio 43219

Re:	The Victory Portfolios
Post-Effective Amendment No. 98
File No. 33-8982; ICA No. 811-4852

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 98 to Registration Statement No. 33-8982 and to the incorporation by reference of our opinion dated December 22, 2011.

Sincerely,

Morrison & Foerster LLP